UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2017

STONEGATE MORTGAGE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	001-36116	34-1194858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9190 Priority Way West Drive, Suite 300

Indianapolis, Indiana 46240

(Address of principal executive offices)

Registrant’s telephone number, including area code: (317) 663-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 27, 2017, Stonegate Mortgage Corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the close of business on March 23, 2017, the record date for the Special Meeting, there were 25,854,022 shares of the Company’s common stock issued, outstanding and entitled to vote at the Special Meeting, of which a quorum of 22,049,409 shares, representing 85.28% of the total shares issued, outstanding and entitled to vote, were present in person or represented by proxy at the Special Meeting.

At the Special Meeting, holders of the Company’s common stock were requested to vote upon: (1) the adoption of the Agreement and Plan of Merger, dated as of January 26, 2017, by and among the Company, Home Point Financial Corporation and Longhorn Merger Sub, Inc., as such agreement may be amended from time to time (the “merger proposal”), (2) the approval, on a non-binding, advisory basis, of the compensation that certain executive officers of the Company may receive in connection with the merger pursuant to agreements or arrangements with the Company (the “compensation proposal”), and (3) the approval of one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal if there are insufficient votes at the time of the Special Meeting to approve the merger proposal (the “adjournment proposal”). The final voting results for each of the proposals voted upon at the Special General Meeting, as certified by the independent inspector of election, Broadridge Financial Solutions, Inc., are set forth below. The proposals are described in further detail in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on Schedule 14A on March 27, 2017.

Proposal 1. The Company’s stockholders approved the merger proposal. The table below sets forth the voting results.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,017,357	29,536	2,516	0

Proposal 2. The Company’s stockholders approved, on a non-binding, advisory basis, the compensation proposal. The table below sets forth the voting results.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,874,563	1,037,017	137,829	0

Proposal 3. The Company’s stockholders approved the adjournment proposal. The table below sets forth the voting results.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,858,434	159,259	31,716	0

Item 8.01.	Other Events.

On April 27, 2017, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated April 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STONEGATE MORTGAGE CORPORATION
(Registrant)

By:	/s/ James V. Smith
Name:	James V. Smith
Title:	Chief Executive Officer

Dated: April 27, 2017

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release, dated April 27, 2017.